Commercial Metrics Overview October 13, 2020 Exhibit 99.2

Commercial Metrics Overview Preliminary ZILRETTA® net sales of ~$23.6 million in Q3 2020 4,072 accounts (of 5,400 targets) had purchased ZILRETTA, as of September 30, 2020; up from 3,858, as of June 30, 2020 3,153 accounts had re-ordered ZILRETTA (77% of accounts that had purchased), as of September 30, 2020; up from 2,983 accounts that had re-ordered ZILRETTA (77% of accounts that had purchased) as of June 30, 2020

ZILRETTA Net Sales Note: Flexion recognizes ZILRETTA sales upon receipt of product by specialty distributors and pharmacies. Quarterly since launch

Distribution of Accounts by ZILRETTA Purchases Note: Flexion primarily sells ZILRETTA to specialty distributors and a specialty pharmacy; accounts (physicians, clinics and certain medical centers or hospitals) then subsequently purchase ZILRETTA directly from these specialty distributors and specialty pharmacy Cumulative

Distribution of ZILRETTA Purchases by Accounts Cumulative

ZILRETTA Purchases by New and Existing Accounts Cumulative